Exhibit 5.1

K&L Gates llp Hearst Tower 47th Floor 214 North Tryon Street Charlotte, NC 28202 T 704.331.7400 F 704.331.7598 klgates.com

May 19, 2017

Primo Water Corporation

101 North Cherry Street, Suite 501

Winston-Salem, North Carolina 27101

Ladies and Gentlemen:

We have acted as counsel to Primo Water Corporation, a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (the “Amendment”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s adoption of Registration Statement on Form S-3 No. 333-200016, originally filed by Primo Water Operations, Inc. (formerly “Primo Water Corporation”), a Delaware corporation (the “Predecessor Registrant”), with the Commission on November 7, 2014 (the “Registration Statement” and, after giving effect to the Amendment, the “Amended Registration Statement”). In accordance with paragraph (d) of Rule 414 under the Securities Act, the Amendment is being filed by the Company, as the successor registrant to the Predecessor Registrant, expressly to adopt the Registration Statement as its own registration statement for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The Company is the successor to the Predecessor Registrant as a result of an internal reorganization of the Predecessor Registrant that occurred on May 18, 2017 (the “Reorganization”).

The Amended Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:

(i)       common stock, par value $0.001 per share, of the Company (the “Common Stock”);

(ii)      preferred stock, par value $0.001 per share, of the Company (the “Preferred Stock”);

(iii)     debt securities of the Company (the “Debt Securities”);

(iv)     warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”);

(v)      units composed of any combination of Common Stock, Preferred Stock, Debt Securities or Warrants (the “Units”); and

(vi)     rights to purchase Common Stock, Preferred Stock, Debt Securities or any other securities (the “Rights”).

The Common Stock, Preferred Stock, Debt Securities, Warrants, Units and Rights are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities registered by the Amended Registration Statement is $75,000,000.

This opinion letter is being delivered in accordance with the requirements of Paragraph 29 of Schedule A of the Securities Act and Item 601(b)(5)(i) of Regulation S-K.

In connection with rendering the opinions set forth below, we have examined (i) the Amended Registration Statement, including the exhibits filed therewith and to which this opinion is attached as Exhibit 5.1; (ii) the prospectus constituting a part of the Amended Registration Statement (the “Prospectus”); (iii) the Sixth Amended and Restated Certificate of Incorporation of the Predecessor Registrant in effect immediately prior to the Reorganization, as certified by the Secretary of the Predecessor Registrant; (iv) the Amended and Restated Bylaws of the Predecessor Registrant, as certified by the Secretary of the Predecessor Registrant; (v) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company (the “Certificate of Incorporation”); (vi) the Bylaws of the Company, as certified by the Secretary of the Company (the “Bylaws”); (vii) certain resolutions adopted by the board of directors of the Predecessor Registrant relating to the Reorganization and the Amended Registration Statement; (viii) certain resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) relating to the Reorganization and the Amended Registration Statement; (ix) the form of the Indenture filed as Exhibit 4.4 to the Registration Statement; and (x) the Company's stock ledger. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company without investigation or analysis of any underlying data contained therein.

For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.

The opinions expressed in this opinion letter are limited to (i) the federal laws of the United States; (ii) the General Corporation Law of the State of Delaware (the “DGCL”); and (iii) solely in connection with the opinions given in numbered paragraphs 3, 4, 5, 6 and 7 below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.

Based on and subject to the foregoing, and assuming that (i) the Amended Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Amended Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the issuance of each share of Common Stock and Preferred Stock will be duly noted in the Company's stock ledger upon its issuance; (v) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the Company shall remain at all times a corporation incorporated under the laws of the State of Delaware; and (vi) the additional qualifications and other matters set forth below, it is our opinion that:

1.     When the (i) terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of (A) the Board of Directors, or a duly authorized committee thereof, and (B) the stockholders of the Company so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or a breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time hereafter, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates representing the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.

2.     Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time hereafter, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly authorized in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and the DGCL, and the terms of the Preferred Stock and the creation, issuance and sale thereof have been duly authorized and approved by all necessary action of (A) the Board of Directors, or a duly authorized committee thereof, and (B) the stockholders of the Company; (ii) either duly authorized Certificate of Amendment of the Certificate of Incorporation or a Certificate of Designation, in either case, fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and such instrument has become effective; and (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.

3.     Assuming the terms of such Debt Securities have been duly established in accordance with the indenture pursuant to which the Debt Securities are to be issued, which is substantially in the form of the Indenture filed as Exhibit 4.4 to the Registration Statement (together with any applicable supplement thereto, the “Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Indenture and the Debt Securities, and the issuance and sale of the Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Debt Securities (the “Debt Trustee”) and constitutes the legally valid and binding obligation of the Debt Trustee; (iii) the Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; and (iv) the Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto and in accordance with the Indenture and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

4.     Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Warrants and the Warrant Agreement are governed by the laws of New York, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

5.     Assuming that (A) the combination of the Securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof and of the stockholders of the Company, and (B) the terms of such Units have been duly authorized in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time hereafter, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Units and the Units Agreement are governed by the laws of New York, when (i) the terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement duly authorized by the Board of Directors, or a duly authorized committee thereof, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

6.     Assuming the terms of such Rights have been duly authorized in accordance with the applicable rights agreement pursuant to which the Rights are to be issued (the “Rights Agreement”) so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or breach of any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time hereafter, and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and assuming that the Rights and the Rights Agreement are governed by the laws of New York, when (i) the terms and the execution and delivery of the Rights Agreement relating to any Rights and the terms of the Rights, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Rights Agreement relating to the Rights has been duly executed and delivered by the Company and such rights agent as shall have been appointed by the Company with respect thereto; and (iii) the Rights or certificates representing the Rights, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Rights Agreement or any other agreement or instrument binding upon the Company, upon payment of any consideration fixed therefor in accordance with the applicable Rights Agreement and the applicable definitive purchase, underwriting or similar agreement duly authorized by the Board of Directors, or a duly authorized committee thereof, the Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

7.     If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof, when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 6 above, as the case may be and assuming that the Issuable Securities are governed by the laws of New York; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Amended Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, including, without limitation, the Certificate of Incorporation, as it may be amended from time to time hereafter, and so as not to violate any applicable law, rule or regulation, including, without limitation, the DGCL, or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, (X) to the extent the relevant Issuable Securities are Common Stock or Preferred Stock, such Issuable Securities will be validly issued, fully paid and nonassessable and (Y) to the extent the relevant Issuable Securities are Debt Securities, Warrants, Units or Rights, such Issuable Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).

We note that the maximum number of shares of Common Stock and Preferred Stock issuable under the Amended Registration Statement is not specified, and we assume that the total number of shares of Common Stock and Preferred Stock issued under the Amended Registration Statement, together with all other shares of Common Stock and Preferred Stock issued and outstanding or reserved for issuance, will not exceed the number of shares of Common Stock and Preferred Stock authorized for issuance under the Certificate of Incorporation as it may be amended from time to time hereafter.

We hereby consent to the filing of this opinion letter as an exhibit to the Amended Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are experts with respect to any part of the Amended Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are within the category of persons whose consent is required under Section of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours truly,

/s/ K&L Gates LLP

K&L Gates LLP